Exhibit 4.3


                    IONICS SECTION 401(k) STOCK SAVINGS PLAN


                         2002 Amendment and Restatement

                    IONICS SECTION 401(k) STOCK SAVINGS PLAN




WHEREAS, Ionics Incorporated (hereinafter referred to as the "Employer") heretofore adopted the Ionics Section 401(k) Stock Savings Plan (hereinafter referred to as the "Plan") for the benefit of its eligible Employees, effective as of January 1, 1986; and


WHEREAS, the Employer reserved the right to amend the Plan; and


WHEREAS, the Employer wishes to amend the Plan in order to comply with changes permitted or required by the Uruguay Round Agreements Act ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA'97"), the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000; and


WHEREAS, it is intended that the Plan is to continue to be a qualified profit sharing plan under Section 401(a) and 501(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries; and

WHEREAS, it is intended that the cash or deferral arrangement forming part of the Plan is to continue to qualify under Section 401(k) of the Internal Revenue Code;


NOW, THEREFORE, the Plan is hereby amended by restating the Plan, effective as of January 1, 2002, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide, in its entirety as follows:

                                TABLE OF CONTENTS



ARTICLE ONE--DEFINITIONS
------------------------
     1.1      Account
     1.2      Administrator
     1.3      Beneficiary
     1.4      Break in Service
     1.5      Code
     1.6      Compensation
     1.7      Disability
     1.8      Effective Date
     1.9      Employee
     1.10     Employer
     1.11     Employer Stock
     1.12     Employment Date

     1.13     Fail-Safe Contribution
     1.14     Highly-Compensated Employee
     1.15     Hour of Service
     1.16     Leased Employee
     1.17     Nonhighly-Compensated Employee
     1.18     Normal Retirement Date
     1.19     Participant
     1.20     Plan
     1.21     Plan Year
     1.22     Trust
     1.23     Trustee
     1.24     Valuation Date
     1.25     Year of Service


ARTICLE TWO--SERVICE DEFINITIONS AND RULES
     2.1      Year of Service
     2.2      Break in Service
     2.3      Maternity/Paternity Leave of Absence
     2.4      Rule of Parity on Return to Employment
     2.5      Service in Excluded Job Classifications or with Related Companies


ARTICLE THREE--PLAN PARTICIPATION
     3.1      Participation
     3.2      Re-employment of Former Participant
     3.3      Termination of Eligibility
     3.4      Compliance with USERRA



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ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND
TRANSFERS FROM OTHER PLANS
     4.1      Elective Deferrals
     4.2      Employer Contributions
     4.3      Rollovers and Transfers of Funds from Other Plans
     4.4      Timing of Contributions
     4.5      Employee After-Tax Contributions


ARTICLE FIVE--ACCOUNTING RULES
     5.1      Investment of Accounts and Accounting Rules
     5.2      Participants Omitted in Error


ARTICLE SIX--VESTING AND RETIREMENT BENEFITS
     6.1      Vesting
     6.2      Forfeiture of Nonvested Balance
     6.3      Distribution of Less than Entire Vested Account Balance
     6.4      Normal Retirement
     6.5      Disability



ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS
-------------------------------------------------------
     7.1      Manner of Payment
     7.2      Time of Commencement of Benefit Payments
     7.3      Furnishing Information
     7.4      Joint and Survivor Annuity
     7.5      Amount of Death Benefit
     7.6      Designation of Beneficiary
     7.7      Distribution of Death Benefits
     7.8      Qualified Pre-retirement Survivor Annuity
     7.9      Privileges or Restrictions on Employee Stock; In General
     7.10     Voting Employer Stock
     7.11     Eligible Rollover Distributions



ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS
     8.1      Loans
     8.2      Hardship Distributions
     8.3      Withdrawals After Age 59 1/2
     8.4      Withdrawals of After-Tax Contributions


ARTICLE NINE--ADMINISTRATION OF THE PLAN
     9.1      Plan Administration
     9.2      Claims Procedure
     9.3      Trust Agreement


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ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS
    10.1      Distribution of Excess Elective Deferrals
    10.2      Limitations on 401(k) Contributions
    10.3      Nondiscrimination Test for Employer Matching Contributions
    10.4      Limitation on the Multiple Use Alternative


ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS
    11.1      Rules and Definitions


ARTICLE TWELVE--AMENDMENT AND TERMINATION
    12.1      Amendment
    12.2      Termination of the Plan
    12.3      Distribution Upon Sale or Disposition of Stock or Assets


ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS
    13.1      Applicability
    13.2      Definitions
    13.3 Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
    13.4      Vesting


ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS
------------------------------------------
    14.1      Plan Does Not Affect Employment
    14.2      Successor to the Employer
    14.3      Repayments to the Employer
    14.4      Benefits not Assignable
    14.5      Merger of Plans
    14.6      Investment Experience not a Forfeiture
    14.7      Construction
    14.8      Governing Documents
    14.9      Governing Law
    14.10     Headings
    14.11     Counterparts
    14.12     Location of Participant or Beneficiary Unknown
    14.13     Distribution to Minor or Legally Incapacitated


ARTICLE FIFTEEN--MULTIPLE EMPLOYER PROVISIONS
---------------------------------------------
    15.1      Adoption of the Plan
    15.2      Service
    15.3      Plan Contributions
    15.4      Transferring Employees
    15.5      Delegation of Authority
    15.6      Termination

                            ARTICLE ONE--DEFINITIONS


For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:



1.1      "ACCOUNT" shall mean the individual bookkeeping accounts maintained for
--- a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, or from another qualified plan in connection with a plan merger (d) any after-tax contributions previously made to the Plan under Section 4.5, and (e) the allocation of Trust investment experience.



1.2      "ADMINISTRATOR"  shall mean the Plan  Administrator  appointed from
--- time to time in accordance with the provisions of Article Nine hereof.


1.3      "BENEFICIARY" shall mean any person,  trust,  organization,  or estate
--- entitled to receive payment under the terms of the Plan upon the death of a Participant.


1.4      "BREAK IN SERVICE" shall have the meaning set forth in Article Two.
---


1.5      "CODE" shall mean the Internal Revenue Code of 1986, as amended from
---      time to time.



1.6      "COMPENSATION" shall mean base salary, if base salary, determined on an
--- annualized basis at each pay period, exceeds $35,000. If annualized base salary determined in such manner is $35,000 or less, then Compensation shall include base salary, commissions, bonuses and overtime payments up to a total of $35,000 in any Plan Year. Provided, however, that for all purposes, any Compensation received prior to becoming a Participant in the Plan shall be excluded. However, Compensation shall include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code
         Section 125 plan maintained by the Employer.


         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the


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         OBRA `93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

         Any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period shall be subject to the OBRA `93 annual compensation limit in effect for that prior determination period.

         For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(4).

         For limitation years (or Plan Years, as the case may be) beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 11.1, and for purposes of defining compensation under Section 1.14 and Article Thirteen of the Plan, compensation paid or made available during such limitations years (or Plan Years) shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.


1.7      "DISABILITY" shall mean a "permanent and total" disability incurred by
--- a Participant while in the employ of the Employer. For this purpose, a permanent and total disability shall mean suffering from a physical or mental condition which, in the opinion of the Administrator and based upon appropriate medical advice and examination, can be expected to result in death or can be expected to last for a continuous period of no less than twelve (12) months. The condition must have existed for a period of at least three (3) months and, in accordance with uniform and consistent rules, must be determined by the Administrator to prevent the Participant from engaging in substantial gainful activity. Receipt of a Social Security disability award shall be deemed proof of disability.



1.8      "EFFECTIVE DATE." The Plan's initial Effective Date is January 1, 1986.
--- The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2002, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide. The rights of any Participant who separated from the Employer's Service prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's separation from Service for purposes of determining such Participant's vested status and Service under the Plan, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.


1.9      "EMPLOYEE"  shall mean a common law employee of the Employer  who, for
--- the entire period of his employment, was also treated as a common law employee on the payroll records of the Employer.


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

1.10     "EMPLOYER" shall mean Ionics, Incorporated and any subsidiary or
---- affiliate which is a member of its "related group" (as defined in Section 2.5) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliate of Ionics, Incorporated may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of Ionics, Incorporated. The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of Ionics, Incorporated. For purposes hereof, each Participating Affiliate shall be deemed to have appointed Ionics, Incorporated as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and ERISA, the Plan as maintained by Ionics, Incorporated and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.


1.11     "EMPLOYER STOCK" shall mean common stock of Ionics, Incorporated.
----



1.12     "EMPLOYMENT DATE" shall mean the first date as of which an Employee is
---- credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.



1.13     "FAIL-SAFE CONTRIBUTION" shall mean a qualified nonelective
---- contribution which is a contribution (other than a matching contribution or a "Qualified Matching Contribution", within the meaning of Section 10.2(a)) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to elective deferrals and Qualified Matching Contributions.



1.14     "HIGHLY-COMPENSATED  EMPLOYEE"  shall mean,  effective  for years
----     beginning  after  December  31,  1996,  any Employee of the

         Employer who:

         (a) was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)) at any time during the "determination year" or "look-back year"; or


         (b) earned more than $80,000 of Compensation from the Employer during the "look-back year." The $80,000 amount shall be adjusted at the same time and in the same manner as under
                  Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

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


         An Employee who separated from Service prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

         For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year". Notwithstanding the foregoing and effective solely for the 1997 Plan Year, the Employer, pursuant to Notice 97-45, elected to utilize the calendar year calculation election.

         In determining whether an Employee is a Highly-Compensated Employee for the Plan Year beginning in 1997, the amendments to Section 414(q) stated above shall be treated as having been in effect for the Plan Year beginning in 1996.


1.15     "HOUR OF SERVICE" shall have the meaning set forth below:
----

         (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

         (b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence,

                  (i) No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

                  (ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                  (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

         In crediting Hours of Service for Employees who are paid on an hourly basis, the "actual" method shall be utilized. For this purpose, the "actual" method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above. In crediting Hours of Service for Employees who are not paid on an hourly basis, the "weeks of employment" method shall be utilized. Under this method, an Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.



1.16     "LEASED EMPLOYEE" shall mean, effective January 1, 1997, any person
---- who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(g) or 403(b), and effective January 1, 2001, shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code, (b) immediate participation, and (c) full and immediate vesting.



1.17     "NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer
----     who is not a Highly-Compensated Employee.




1.18     "NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth
---- (65th) birthday. The date on which the Participant attains age sixty-five (65) shall be the Participant's Normal Retirement Age.


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


1.19     "PARTICIPANT"  shall  mean  any  Employee  who  has  satisfied  the
---- eligibility requirements of Article Three and who is participating in the Plan.



1.20     "PLAN" shall mean the Ionics Section 401(k) Stock Savings Plan, as set
----     forth herein and as may be amended from time to time.



1.21     "PLAN YEAR" shall mean the twelve (12)-consecutive month period
----     beginning January 1 and ending December 31.




1.22     "TRUST" shall mean the Trust Agreement entered into between the
---- Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.


1.23     "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer,
----     and any successors thereto.



1.24     "VALUATION DATE" shall mean the date or dates established by the
---- Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.


1.25     "YEAR OF SERVICE" or "SERVICE" and the special rules with respect to
----     crediting Service are in Article Two of the Plan.


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



                   ARTICLE TWO--SERVICE DEFINITIONS AND RULES


Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1      YEAR OF SERVICE. For purposes of determining an Employee's
--- nonforfeitable right to that portion of his Account attributable to Employer contributions under the schedule set forth in Section 6.1, except for periods of Service which may be disregarded on account of the "rule of parity" described in Section 2.4, an Employee shall receive credit for the aggregate of all time period(s) commencing on his Employment Date (or re-employment date) and ending on the date a "period of severance" (within the meaning of Section 2.2) commences. However, an Employee shall also receive credit for any period of severance of less than twelve (12)-consecutive months; provided, however that if an Employee is absent from Service for any reason other than quit, discharge, retirement or death, and during the absence the Employee quits, is discharged, or retires, the period of time between the date the Employee quits, is discharged, or retires and the first anniversary of the date on which the Employee was first absent shall be credited hereunder if the Employee returns to Service on or before such first anniversary date. An Employee who completes a one (1)-year period of Service as of the anniversary of his Employment Date shall be credited with a Year of Service on that date. Fractional periods of Service shall be aggregated so that a Year of Service shall be completed as of the date the Employee completes twelve (12) months of Service (thirty (30) days shall be deemed to be a month in the case of the aggregation of fractional months) or three hundred and sixty-five
         (365) days of Service.


         Any Employee employed by Resources Conservation Company, Aqua Design, Inc., Apollo Ultrapure Water Systems, Inc., Pacific Motor Sales, California Purification, Inc., Sievers Instruments, Inc., Separation Technology, Inc., Ionics Life Sciences, Inc. or Fidelity Purewater, Inc. as of their date of acquisition by Ionics, Incorporated shall be credited with any prior service with any other such company in determining such Employee's Years of Service. In that regard, with respect to any such Employee of Fidelity Purewater, Inc., in no event shall any such Employee be credited with less than the Year(s) of Service the Employee would have completed under the terms of the Fidelity Purewater, Inc. 401(k) Plan through February 28, 1998 had the terms of said plan continued in full force and effect until that date.



2.2      BREAK IN SERVICE. Subject to Section 2.3, a Break in Service is a
--- "period of severance" of at least twelve (12) consecutive months. For this purpose, a period of severance shall be a continuous period in which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged or dies or, if earlier, the twelve (12)-month anniversary of the date on which the Employee is otherwise absent from Service.


2.3 MATERNITY/PATERNITY LEAVE OF ABSENCE. For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the twelve

         (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.


2.4      RULE OF PARITY ON RETURN TO  EMPLOYMENT.  An Employee who returns to
--- employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

         (a)      If a Participant incurs five (5) or more consecutive one
                  (1)-year Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive one (1)-year Breaks in Service.


         (b) If when a Participant incurred a Break in Service, he was not vested in any portion of his Account derived from Employer contributions, his pre-Break Years of Service shall be disregarded if his consecutive one (1)-year Breaks in Service equal or exceed five (5).


         Subject to the preceding paragraphs of this Section, an Employee's pre-Break Years of Service and post-Break Years of Service shall count in determining the vested percentage of the Employee's Account derived from all Employer contributions (i.e., Employer contributions attributable to employment before and after the Employee's Break in Service).


2.5      SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES
---
         (a) Service while a Member of an Ineligible Classification of Employees. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any Years of Service completed while a member of such an ineligible classification. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

          (b) Service with Related Group Members. Subject to Section 2.1, for each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee's Years of Service. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a


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

               controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

         (c) Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

                        ARTICLE THREE--PLAN PARTICIPATION


3.1      PARTICIPATION.  All  Employees  participating  in the Plan prior to the
--- Plan's restatement shall continue to participate, subject to the terms hereof.


         Subject to the following provisions of this Section 3.1, each other Employee shall become a Participant under the Plan effective as of the first day of the month coincident with or next following the Employee's Employment Date.

         Each Employee employed by Ionics Life Sciences, Inc. as of the date of its acquisition by Ionics, Incorporated shall become a Participant in the Plan as of February 1, 2002.

         In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iii) employed as a Leased Employee; (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (v) employed on a "temporary basis," that is, hired for the duration of a particular project or projects for a finite period.


3.2      RE-EMPLOYMENT OF FORMER PARTICIPANT. A vested Participant (or a
--- nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.



3.3      TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a
--- member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

         In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his becoming a Participant.

3.4      COMPLIANCE WITH USERRA. Notwithstanding any provision of this Plan to
--- the contrary, for reemployments on or after December 12, 1994, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

     ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND
                           TRANSFERS FROM OTHER PLANS


4.1      ELECTIVE DEFERRALS
---
         (a) Elections. A Participant may elect to defer a portion of his Compensation for a Plan Year. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of elective deferrals.

         (b) Changes in Election. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

         (c) Limitations on Deferrals. No Participant shall defer on a pre-tax basis an amount which exceeds $10,000 (or such amount as adjusted for cost-of-living increases under Section 402(g) of the Code) for any calendar year ending with or within the Plan Year.

         (d) Administrative Rules. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.



4.2      EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer may contribute
--- to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer's board of directors) of the elective deferrals made by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant's Compensation for the period during which elective deferrals are made by the Participant; and provided, further, that no Employer matching contributions shall be made with respect to elective deferrals which the Participant has initially directed the Trustee (pursuant to the provisions of Section 5.1) to invest in a medium other than Employer Stock. Employer matching contributions may be made in the form of Employer Stock, or made in the form of cash and then invested in Employer Stock. The Employer's board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of
         Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)).



4.3      ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of
--- the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual

         Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.


4.4      TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the
--- Plan no later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section
         4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.



4.5      EMPLOYEE AFTER-TAX CONTRIBUTIONS. No Employee after-tax contributions
--- shall be permitted after December 31, 1986. A Participant shall, at all times, have a nonforfeitable interest in the value of that portion of his Account attributable to any Employee after-tax contributions previously made to the Plan. Such portion of a Participant's Account, if any, shall be distributed at the same time and in the same manner as other vested benefits are distributed under this Plan.

                         ARTICLE FIVE--ACCOUNTING RULES


5.1      INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES
---

         (a) Investment Funds. The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust. The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of each Participant's Account, including an Employer Stock, a portion of which may be invested in cash and cash equivalents for liquidity purposes.

          (b) Participant Direction of Investments. Subject to the provisions of Section 7.9, in the event Participants' Accounts are subject to their investment direction, each Participant (including, for this purpose, any former Employee, Beneficiary, or "alternate payee" (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account in accordance with procedures established by the Administrator. Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator. If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant's investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants' Accounts to designated funds or an interest bearing account until such change has been completed.


         (c) Allocation of Investment Experience. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

         (d) Allocation of Contributions. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made. Forfeitures which arise in a Plan Year shall be allocated as of the last day of such Plan Year, or as soon as administratively possible thereafter.

         (e) Manner and Time of Debiting Distributions. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2. The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.


5.2      PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not
--- allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant's Account prior to making the allocations set forth under Section 5.1(d).

                  ARTICLE SIX--VESTING AND RETIREMENT BENEFITS



6.1      VESTING. A Participant shall at all times have a nonforfeitable
--- (vested) right to his Account derived from elective deferrals, any after-tax contributions previously made to the Plan, any Fail-Safe Contributions and "Qualified Matching Contributions" under Section 10.2, and any rollovers or transfers from other plans (and any such amounts transferred from another plan pursuant to a plan merger), as adjusted for investment experience. Except as otherwise provided herein, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a) as follows:


         Years of Service                      Vested Percentage

         Less than 2 years                                 0%
         2 years but less than 3                     33-1/3%
         3 years but less than 4                     66-2/3%
         4 years and thereafter                          100%

         Notwithstanding the foregoing, in connection with the merger of the Aqua Design, Inc. Retirement Savings Plan (the "Aqua Design Plan") and the Apollo Ultrapure Water Systems, Inc. 401(k) Plan (the "Apollo Plan") into the Plan effective as of April 1, 1996, a former participant in the Aqua Design Plan or the Apollo Plan shall have a nonforfeitable (vested) right to that portion of his Account that merged into the Plan from the Aqua Design Plan or Apollo Plan. All Employer matching contributions made to the Plan after April 1, 1996 on behalf of a former Apollo Plan participant shall be subject to the vesting schedule described above. All Employer matching contributions made to the Plan after April 1, 1996 on behalf of a former Aqua Design Plan participant shall be subject to the following vesting schedule:

         Years of Service                      Vested Percentage

         Less than 1 year                                  0%
         1 year but less than 2                           20%
         2 years but less than 3                          40%
         3 years but less than 4                     66-2/3%
         4 years and thereafter                          100%

         Further, in connection with the merger of the Sievers Instruments, Inc, 401(k) Plan (the "Sievers Plan") into the Plan effective as of August 1, 1996, a former participant in the Sievers Plan shall have a nonforfeitable (vested) right to a percentage of his employer matching account that merged into the Plan from the Sievers Plan and all future Employer matching contributions allocated to his Account as follows:

         Years of Service                      Vested Percentage

         Less than 1 year                                  0%
         1 year but less than 2                           25%
         2 years but less than 3                          50%
         3 years but less than 4                          75%
         4 years and thereafter                          100%

         Lastly, in connection with the merger of the Separation Technology, Inc. 401(k) Profit-Sharing Plan and Trust (the "Separation Plan") into the Plan effective as of April 1, 1997, a former participant in the Separation Plan shall have a nonforfeitable (vested) right to a percentage of his employer matching account that merged into the Plan from the Separation Plan and all future Employer matching contributions allocated to his Account as follows:

         Years of Service                      Vested Percentage

         Less than 2 years                                 0%
         2 years but less than 3                     33-1/3%
         3 years but less than 4                     66-2/3%
         4 years and thereafter                        100%



6.2      FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a
--- Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant's withdrawal of Employee after-tax contributions. The amount forfeited shall be used to pay Plan administrative expenses and/or used to reduce Employer contributions under Section 4.2(a) or used to reduce Employer contributions under Section 5.2 or to restore previously forfeited amounts under this Section 6.2.

         If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive one (1)-year Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

          (a) the Participant resumes employment prior to incurring five (5) consecutive one (1)-year Breaks in Service; and

         (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

         Upon repayment, the Employer-derived benefit required to be restored by this Section shall not be less than in the account balance of the Employee, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses. The amount required to be restored shall be made by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

         Any Years of Service for which a Participant received a cash-out shall be recognized for purposes of vesting and eligibility under the Plan.

6.3 DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE. If a distribution (including a withdrawal) of any portion of a Participant's Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one-hundred percent (100%), a separate record shall be maintained of said Account balance. The Participant's vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution (or withdrawal) made to the Participant.



6.4 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Age shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section
         6.1. A Participant who continues employment with the Employer after his Normal Retirement Age shall continue to participate under the Plan.



6.5 DISABILITY. If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant's Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant's written distribution request.

             ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS



7.1      MANNER OF PAYMENT. Subject to the provisions of Section 7.4 and/or
         Section 7.8, the Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by any of the following methods, as elected by the Participant or, when applicable, the Participant's Beneficiary:


         (a)      in a single lump-sum payment; or


         (b) provided the Participant's vested Account exceeds $3,500 (or, effective for Plan Years beginning after December 31, 2001, $5,000), in periodic installments (at least annual), subject to Article Seven; or


         (c) by purchase of a nontransferable annuity from an insurance company, subject to the provisions of Section 7.4 or Section
                  7.8. The terms of any annuity contract purchased and distributed by the Plan shall comply with the requirements of the Plan and applicable law.


         Where a Participant's vested Account is invested in Employer Stock, such portion of the Participant's vested Account may be distributed either in the form of Employer Stock or in the form of cash, or partly in Employer Stock and partly in cash, as determined by the Administrator; provided, however, that the Administrator shall notify the Participant, former Participant or Beneficiary, as the case may be, if it intends to cause distribution to be made in cash, and the Participant, former Participant or Beneficiary shall have the right, upon written notice delivered to the Administrator, to demand that distribution be made in the form of Employer Stock; and provided, further, that in all events, cash shall be paid in lieu of fractional shares and any cash and cash equivalent portions of any underlying stock fund shall also be distributed in the form of cash.

         In the event distribution is made in the form of Employer Stock, and at the time of distribution, such Employer Stock is not readily tradable on an established market, the distributee shall have the right to require the Employer to purchase such Employer Stock under a fair valuation formula and method which complies with applicable requirements of Section 409(h) or successor provision of the Code.


7.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant's vested Account shall be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant terminates Service with the Employer. Distribution shall not be made to a Participant without his consent (and spouse's consent, if required) if his vested Account exceeds $3,500 (or, effective for Plan Years beginning after December 31, 2001, $5,000) and such Account is immediately distributable (within the meaning of Section 1.411(a)-11(c)(4) of the IRS Regulations). Notwithstanding the foregoing, upon the Administrator's actual knowledge of a pending divorce or divorce proceeding, or the issuance (or possible issuance) of a domestic relations order regarding a Participant's Account, such Account shall be frozen to prevent the Participant from taking withdrawals, loans or distributions against the portion of the Account, subject to, or potentially subject to, the domestic relations order. This freeze shall be removed promptly following the qualification of the domestic relations order in accordance with the Plan's procedures or at such earlier time as the Administrator may reasonably determine.

         Notwithstanding the foregoing, if the Participant's vested Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 2001, $5,000), the Participant's entire vested Account shall be distributed to the Participant (or, in the event of the Participant's death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise separates from Service.


         Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year following the Plan Year in which he separates from Service.

         For years beginning after December 31, 1996, in no event shall distribution of the Participant's vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer.

         Notwithstanding the foregoing,

         (a) prior to the date on which the Plan was amended to modify the required beginning date as permitted under the Small Business Job Protection Act, distribution must commence by the April 1st following the calendar year in which the Participant attains age seventy and one-half (70 1/2), unless the Participant attained age seventy and one-half (70 1/2) prior to January 1,1999 and made an election to defer distribution.

         (b) the provisions of this paragraph shall be subject to any prior election complying with the provisions of Section 242(b) of TEFRA.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.



7.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.



7.4 JOINT AND SURVIVOR ANNUITY. This Section shall apply if any portion of a Participant's vested Account is derived from funds transferred from a plan subject to the provisions of Code Sections 401(a)(11) and 417 (except for a Participant whose vested Account consists of amounts transferred from the Separation Technology, Inc. 401(k) Profit-Sharing Plan and Trust (the "Separation Plan"), in which case this Section shall apply only if the Participant elects the annuity option under
         Section 7.1(c)).


         (a) Annuity Form of Payment: If distribution of a Participant's vested Account balance commences during his lifetime, his vested Account shall be applied to the purchase of a "single life annuity" for a Participant who is unmarried as of his benefit commencement date, or if the Participant is married as of his benefit commencement date, applied to the purchase of a "qualified joint and survivor annuity".

                  A "qualified joint and survivor annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%), and not more than one hundred percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

                  A "single life annuity" is an annuity for the life of the Participant.


         (b) Waiver of Annuity: The Participant may, at any time during the "election period", elect to waive the annuity form of payment described above and elect an optional form of payment set forth under Section 7.1.

                  The "election period" under this Section shall be the ninety
                  (90)-day period prior to the "annuity starting date," which date shall be the first day of the first period in which an amount is payable as an annuity.


                  An election to waive the applicable annuity form of payment under the Plan must be made in writing in a form acceptable to the Administrator. In addition, an election by a married Participant to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant's spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant's spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse's consent acknowledges the effect of the election, and (4) the spouse's consent is witnessed by a Plan representative or a notary public. In addition, the Participant's waiver of a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant's spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse's consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.

                  Any consent by a spouse obtained under this Section (or establishment that the consent of such spouse cannot be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan. A Participant is not limited to the number of revocations or elections that may be made hereunder.

         (c) Notice Requirement: The Administrator shall provide to each Participant, not less than thirty (30) days, and not more than ninety (90) days, prior to the commencement of benefits, a written explanation of:

                  (1) the terms and conditions of the qualified joint and
                      survivor annuity or life annuity;

                  (2) the Participant's right to waive such applicable annuity and the effect of such waiver;

                  (3) the rights of the Participant's spouse regarding the required consent to an election to waive the qualified joint and survivor annuity; and

               (4) the right to make, and the effect of, a revocation of an election to waive the applicable annuity.


          (d) Restrictions: Notwithstanding anything contained herein to the contrary, if the vested balance of the Participant's Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 2001, $5,000), distribution of the Participant's vested Account shall be made in the form of a lump-sum payment. However, no distribution shall be made pursuant to this subsection after the first day of the first period for which an amount is payable as an annuity unless the Participant and the Participant's spouse, if applicable, consent in writing to such distribution. For purposes of this subsection, "vested balance of a Participant's Account" shall mean the aggregate value of a Participant's vested Account balance attributable to Employer contributions, Employee contributions and rollover contributions, if applicable, whether vested before or upon the death of a Participant.



7.5      AMOUNT OF DEATH BENEFIT


         (a) Death Before Termination of Employment. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.


         (b) Death After Termination of Employment. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.



7.6 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, subject to Section 7.4(b) no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

         Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage. In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant's death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant's surviving issue, by right of representation, or, if none, to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.


         In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary's estate.


7.7      DISTRIBUTION OF DEATH BENEFITS. Subject to the provisions of Section
         7.2 and 7.8 below, if applicable, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

         (a) Distribution Beginning Before Death - If the Participant dies after distribution of his vested Account has commenced, any survivor's benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant's death.

         (b) Distribution Beginning After Death - If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant's vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except as provided below:

                  (i) if any portion of the Participant's vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (if permitted under Section 7.1 above) such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (ii) if the designated Beneficiary is the Participant's surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

                  For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

                  Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder), distribution of the Participant's vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         Nothing within this Section shall, however, invalidate any Participant's previous designation of a mode of paying death benefits, provided such designation was made prior to January 1, 1984 and was in accordance with all requirements announced by the Internal Revenue Service with respect to the transitional rule established under Section 242(b) of TEFRA. No modification of the mode set out in any such election shall be allowed, however, unless it is in compliance with this Section 7.7.



7.8 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. The provisions of this Section shall apply only to a Participant who is subject to the provisions of Section 7.4.

         (a) If a Participant dies before distribution of benefits has commenced and is survived by his spouse (or for a former participant in the Separation Technology, Inc. 401(k) Profit-Sharing Plan (the "Separation Plan"), in the event the Participant dies after electing the "qualified joint and survivor annuity" (as defined in Section 7.4) and prior to the annuity starting date), his vested Account, to the extent payable to the Participant's surviving spouse, shall be applied to the purchase of an annuity for the life of the Participant's surviving spouse.

          (b) Except for a former participant in the Separation Plan, the Participant may elect to waive such survivor annuity death benefit and/or revoke any such election at any time during the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or the date he terminates employment, if earlier) and ending on the date of his death. Any election to waive the survivor annuity death benefit, however, shall not take effect unless it is accompanied by the written consent of the Participant's spouse, which consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 7.8(c). Qualified pre-retirement survivor annuity coverage shall be reinstated automatically as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section.


                  The election to waive such survivor annuity death benefit must be made in writing in a form acceptable to the Administrator and must include the Participant's designation of a Beneficiary. The designation of a Beneficiary may not be changed unless a new consent is signed by the Participant's spouse.

                  In the event of such an election, hereunder, any death benefit (otherwise payable in accordance with this Section) shall be paid to the Participant's Beneficiary in a manner selected by the Beneficiary or Participant subject to the provisions of
                  Section 7.7.

          (c) The Administrator shall furnish to each Participant, subject to the provisions of this Section 7.8, a written explanation of: (1) the terms and conditions of the survivor annuity death benefit;
               (2) the Participant's right to make, and the effect of, an election to waive the survivor annuity death benefit, and to revoke such election; and (3) the right of the Participant's spouse to prevent such an election by withholding the necessary consent. Such explanation shall be provided to the Participant within the period beginning on the later of the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), or within a reasonable period after the Participant commences participation in the Plan, or after the Participant separates from Service if the Participant has not attained age thirty-five
               (35) at the time of his separation from Service.

                  For purposes of the preceding paragraph, a "reasonable period" shall mean the end of the two (2)-year period beginning one
                  (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                  Following the Participant's death, if such death benefit is to be paid to the Participant's surviving spouse in the form of a survivor annuity, the surviving spouse may elect to waive the survivor annuity and receive any optional form of death benefit available under the Plan.

         Notwithstanding the foregoing, the provisions of this Section shall not apply if the vested balance of the Participant's Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 2001, $5,000).


7.9 PRIVILEGES OR RESTRICTIONS ON EMPLOYER STOCK; IN GENERAL. Any shares of Employer Stock contributed to or otherwise acquired by the Trust or distributed to a Participant, former Participant or Beneficiary pursuant to the Plan may be made subject to such lawful rights, privileges or restrictions as the Employer may, from time to time, confer or impose, including, without limitation, a right on the part of the distributee to cause the Employer to purchase the securities or any portion thereof, a right of first refusal in the Employer or the Trust to purchase all or any portion of the securities thereof from the distributee, and restrictions on transfer whether arising under applicable securities laws or otherwise; provided, however, that the Employer shall not confer any such rights or privileges or impose any such restrictions in a manner that discriminates in favor of Participants who are Highly-Compensated Employees. The Employer shall from time to time notify the Administrator and the Trustee of any rights, privileges or restrictions that will be applicable to shares of Employer Stock contributed to, acquired by, or distributed from the Trust.


7.10 VOTING EMPLOYER STOCK. Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to the manner in which shares of Employer Stock then allocated to his Account shall be voted on all matters presented for a vote to shareholders. Each Participant (or Beneficiary) who is so entitled shall be provided with a proxy statement and other materials provided to the applicable shareholders in connection with each shareholder meeting, together with a form upon which voting instructions may be given to the Trustee. Any allocated Employer Stock with respect to which voting instructions are not given (by the Participant or Beneficiary) and any shares of Employer Stock which are not then allocated to Participant's Accounts, shall be voted in the manner determined by the Administrator.


7.11 ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.11 shall apply to distributions made under the Plan.


         (a) A "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions:

                    (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1999; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         (c) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         (d) Effective January 1, 1997, if a distribution is one to which Sections 401(a)(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under
                  Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the requirements of paragraphs (c)(i) and
                  (c)(ii) above are satisfied with respect to both the Participant and the Participant's spouse, if applicable.

                 ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS


8.1      LOANS


          (a) Permissible Amount and Procedures. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant's signature shall be required on a promissory note. In addition, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, such Participant's spouse shall be required to consent in writing to the making of the loan. Such written consent must (1) be obtained within the ninety (90)-day period preceding the granting of the loan, (2) acknowledge the effect of the loan, and (3) be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. In determining a rate of interest on such loan, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer's principal place of business. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.


         (b) Limitation on Amount of Loans. A Participant's loan shall not exceed the lesser of:

                  (1) $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve
                           (12)-month period; or

                  (2) one-half (1/2) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan.


         Any loan must be repaid within five (5) years. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, that a Participant is on a leave of absence ("Leave"), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan must be repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the Leave ends (or, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.


         If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

         If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

         Notwithstanding the foregoing provisions of this Section, no loan shall be made to any Participant who is a five percent (5%) or greater shareholder-employee of an electing small business (Subchapter S) corporation, an owner of more than ten percent (10%) of either the capital interest or the profits interest of an unincorporated Employer, or a family member (as defined in Section 267(c)(4) of the Code) of such Participant, unless an exemption for the loan is obtained pursuant to Section 408 of the Employee Retirement Income Security Act of 1974, as amended.

         In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.



8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the value of the Participant's Account attributable to his elective deferrals, without regard to earnings on his elective deferrals after December 31, 1988, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. In addition, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant's spouse, which consent must either be notarized or witnessed by a Plan representative.


         Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant's spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence. Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

         A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant.

         This determination shall generally be made on the basis of all relevant facts and circumstances. For purposes of this paragraph, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. A distribution generally shall be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's written representation, unless the Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved:

         (1) Through reimbursement or compensation by insurance or otherwise;

         (2)      By liquidation of the Participant's assets;


         (3) By cessation of elective deferrals and any after-tax contributions under the Plan; or


         (4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

         For purposes of the foregoing paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. In making such determination, the Administrator may rely upon the Participant's written representation to such effect, unless the Administrator has actual knowledge to the contrary.



8.3 WITHDRAWALS AFTER AGE 59 1/2. After attaining age fifty-nine and one-half (59 1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account attributable to his elective deferrals and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. In addition, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant's spouse, which consent must either be notarized or witnessed by a Plan representative.


8.4 WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum
         (a) not in excess of the credit balance of the Participant's Account attributable to any after-tax contributions previously made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. In addition, if the Participant is married, and if the Participant is subject to the provisions of Section 7.4, the Participant must obtain the written consent of the Participant's spouse, which consent must either be notarized or witnessed by a Plan representative.

                    ARTICLE NINE --ADMINISTRATION OF THE PLAN



9.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and "named fiduciary" (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons. The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final and binding on all parties, and shall be given the maximum possible deference allowed by law.


         In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities),
         (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

         The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if, and to the extent, the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

         In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses. Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

         The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

         The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2      CLAIMS PROCEDURE

         (a) Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.


                  If a claim is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days (or forty-five (45) days if the claim relates to a determination of Disability) after receipt of the claim (or within one hundred eighty (180) days (or seventy-five (75) days for a Disability claim), if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period or forty-five (45) day period, as the case may be). If notification is not given in such period, the claim shall be considered denied as of the last day of such period and the claimant may request a review of the claim.


                  The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

                  (i) the specific reason or reasons for the denial of the claim;

                  (ii) the specific references to the pertinent Plan provisions on which the denial is based;

                  (iii) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and


                  (iv) a statement that any appeal of the denial must be made by giving to the Administrator, within sixty
                           (60) days (or one hundred eighty (180) days in the case of a Disability claim) after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim.


         (b) Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the Administrator within the period of time prescribed under
                  (a)(iv) above. If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator's adverse determination shall be final, binding and conclusive.


                  The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The Administrator shall advise the claimant of the results of the review within sixty (60) days (or forty-five (45) days in the case of a Disability claim) after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days, or ninety (90) days in the case of a Disability claim, after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision of the Administrator shall be final, binding and conclusive.



9.3 TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

                   ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS


10.1 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. Notwithstanding any other provision of the Plan, "Excess Elective Deferrals" (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Elective Deferrals for the preceding calendar year.

         "Excess Elective Deferrals" shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant's designation: shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant's Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if the Excess Elective Deferrals is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by
         Section 402(g) of the Code for the year in which the deferral occurred. Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

         An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the elective deferrals were made. A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his elective deferrals under the Plan or any other plans of the Employer (including any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.

         For purposes of this Article Ten, "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Code Section 408(k)(6), and SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code
         Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.


10.2     LIMITATIONS ON 401(k) CONTRIBUTIONS

          (a) Actual Deferral Percentage Test ("ADP Test"). Amounts contributed as Elective Deferrals under Section 4.1(a) and, if so elected by the Employer, "Qualified Matching Contributions" (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the "deferred amounts." For purposes of the "actual deferral percentage test" described below, (i) such deferred amounts must be made before the last day of the twelve
               (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant's election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year, and, but for the Participant's election to make deferrals, would have been received by the Participant within two and one-half (2 1/2) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

               For purposes of this Section, "Qualified Matching
               Contributions" shall mean matching contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.


                  Any Qualified Matching Contributions and Fail-Safe Contributions treated as Elective Deferrals for purposes of this Section shall be immediately and fully vested when made and shall not be distributable prior to the Participant's separation from service, Disability, or death, except upon attainment of age fifty-nine and one-half (59 1/2), upon the termination of the Plan without establishment or maintenance of a "successor plan" within the meaning of Section 1.401(k)-1(d)(3) of the IRS Treasury Regulations, or upon the sale or disposition of stock or assets under Section 12.3 of the Plan. Further, any Qualified Matching Contributions and Fail-Safe Contributions shall satisfy the requirements of
                  Section 401(a)(4) of the Code.

                  Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:


                  (1) The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2) The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

                  Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual deferral percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

                  Effective for testing years beginning January 1, 1999, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only
                  (a) Elective Deferrals for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year and (b) any Fail-Safe Contributions that were allocated to the Accounts of those Nonhighly-Compensated Employees for the prior year but were not used to satisfy the actual average deferral percentage test or the average contribution percentage test under the current year testing method for the prior year.

                  In the event the Plan changes from the current year to the prior year testing method for the first time for either the 1997 or 1998 testing year, the actual deferral percentage for Nonhighly-Compensated Employees used for that testing year shall be the same as the actual deferral percentage for Nonhighly-Compensated Employees used for the prior testing year.


                  For purposes of the above tests, the "actual deferral percentage" shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for such Plan Year. Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.


                  For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code
                  Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this

                  Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual deferral percentage for the prior year shall be made in accordance with Notice 98-1. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

                  For purposes of determining the actual deferral percentage of a Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner, or who is one of the ten (10) highest paid Highly-Compensated Employees, the deferred amount and the compensation of such Participant shall include the deferred amounts and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the actual deferral percentage for Participants who are Nonhighly-Compensated Employees. The application of the family aggregation rule set forth in this paragraph, however, shall not apply for Plan Years beginning on and after January 1, 1997.

                  The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.


                  In the event the actual deferral percentage test is not satisfied for a Plan Year and the Plan is using the current year testing method, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees and who are employed on the last day of the Plan Year ("Eligible Nonhighly-Compensated Employee(s)"). The Fail-Safe Contribution shall be allocated first to the Eligible Nonhighly-Compensated Employee whose compensation is the lowest of all Eligible Nonhighly-Compensated Employees in an amount that does not exceed twenty-five percent (25%) of his compensation (within the meaning of Section 11.1) reduced by any contributions made on his behalf for the Plan Year pursuant to Sections 4.1 and 4.2; then to the Eligible Nonhighly-Compensated Employee with the second lowest compensation of all Eligible Nonhighly-Compensated Employees in the same manner as set forth above, and continuing to be allocated to Eligible Nonhighly-Compensated Employees in the order of ascending compensation until the actual deferral percentage test is satisfied. For purposes of this paragraph, "compensation," unless specified otherwise, shall mean compensation used for the actual deferral percentage test.


         (b)      Distributions of Excess Contributions.

                  (1)      In General. If the actual deferral percentage test of
                           Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

                  (2) Excess Contributions. For purposes of this Section, "excess contributions" shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the test under Section 10.2(a). In order to comply with Section 401(k)(8)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Employees with the largest amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess contributions.

                  (3) Determination of Income. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Participant's deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year.

                  (4) Maximum Distributable Amount. The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's deferred amounts for the Plan Year. Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.


10.3     NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS


         (a) Average Contribution Percentage Test ("ACP Test"). The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a).


                  Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

                  (1) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

                  Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the average contribution percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

                  Effective for testing years beginning January 1, 1999, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) after-tax contributions for those Nonhighly-Compensated Employees for the prior year, and (b) matching contributions for those Nonhighly-Compensated Employees that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year.

                  In the event the Plan changes from the current year to the prior year testing method for the first time for either the 1997 or 1998 testing year, the average contribution percentage for Nonhighly-Compensated Employees used for that testing year shall be the same as the average contribution percentage for Nonhighly-Compensated Employees used for the prior testing year.


                  For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group. The "contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and elective deferrals (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section 1.6 of the Plan or Section 415(c)(3) of the Code) for the Plan Year. Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under
                  Section 10.2. "Eligible Participant" shall mean each Employee who is eligible to receive Employer matching contributions.


                  For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

                  In the event that this Plan satisfies the requirements of
                  Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual contribution percentage for the prior year shall be made in accordance with Notice 98-1. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.


                  For purposes of determining the contribution percentage of an eligible Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner or who is one of the ten (10) highest paid Highly-Compensated Employees, the Employer matching contributions, elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 10.2) and compensation of such Participant shall include the Employer matching contributions, such elective deferrals and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees. The application of the family aggregation rule set forth in this paragraph, however, shall not apply for Plan Years beginning on and after January 1, 1997.


                  The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (b)      Distribution of Excess Employer Matching Contributions.

                  (1) In General. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess aggregate contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer contributions under
                           Section 4.2(a). To the extent that such "excess aggregate contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess aggregate contributions" were made. However, if such excess aggregate contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

                  (2) Excess Aggregate Contributions. For purposes of this Section, "excess aggregate contributions" shall consist of the excess of the amount of Employer matching contributions and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the nondiscrimination tests under
                           Section 10.3(a). In order to comply with Section 401(m)(6)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Employee with the largest "contribution percentage amounts" (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions.

                           For purposes of the preceding paragraph, "contribution percentage amounts" shall mean the sum of Employer matching contributions and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.


                  (3) Determination of Income. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Employer matching contributions and such elective deferrals by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and such elective deferrals (to the extent not used to satisfy the average actual percentage test of Section 10.2), on the last day of the Plan Year.


                  Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

10.4 LIMITATION ON THE MULTIPLE USE ALTERNATIVE. The sum of the average actual deferral percentage of Highly-Compensated Employees under
         Section 10.2(a) and the average contribution percentage of Highly-Compensated Employees under Section 10.3(a) shall not exceed the "Aggregate Limit". For purposes of this Section, the "Aggregate Limit" shall mean the sum of (i) 125% of the greater of the actual deferral percentage of the Nonhighly-Compensated Employees for the current Plan Year or the actual contribution percentage of Nonhighly-Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the current Plan Year, as the case may be, of the cash or deferred arrangement, and (ii) the lesser of 200% or 2 plus the lesser of such actual deferral percentage or actual contribution percentage. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "2 plus the" in the "(ii)" if it would result in a larger Aggregate Limit. If the Employer has elected by amendment pursuant to Section 10.2(a) to use the prior Plan Year testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly-Compensated Employees' actual deferral percentage and actual contribution percentage for the prior Plan Year, instead of the current Plan Year, is used.

         If the Aggregate Limit is exceeded, the average contribution percentage of the Highly-Compensated Employees shall be reduced in accordance with the provisions of Section 10.3(b) in which case only those Highly Compensated Employees who are eligible in the arrangement subject to
         Section 401(k) and 401(m) of the Code shall be impacted. In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly-Compensated Employees in accordance with the provisions of Section 10.2(b) in which case only those Highly Compensated Employees who are subject to the reduction shall be impacted. The reductions under this Section shall be made only to the extent necessary to comply with the restrictions on the multiple use of the "Alternative Limitation" within the meaning of Code Section 401(m)(9).

         Notwithstanding the foregoing, the restrictions on multiple use under
         Section 1.401(m)-2 of the Code do not apply to a cash or deferred arrangement that satisfies the ADP safe-harbor test, even if the Plan has to run the ACP test because its matching contribution formula does not satisfy the requirements of Section 401(m)(11) of the Code or because it accepts after-tax contributions.

                 ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS


11.1     RULES AND DEFINITIONS

         (a) Rules. The following rules shall limit additions to Participants'
             Accounts:

                  (1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

                  (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

                  (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

                  (4) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining elective deferrals, the limitations of Section 415 of the Code are exceeded, such excess amount shall be disposed of as follows:

                           (A) Any nondeductible Employee after-tax contributions (plus attributable earnings) and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a) (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.

                           (B) If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                           (C) If an excess amount still exists after the application of subparagraph (A), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary. Excess amounts may not be distributed to Participants or former Participants.

                           (D) If a suspense account is in existence at any time during the limitation year pursuant to this Section 11.1(a)(4), it shall not participate in the allocation of the Trust's investment gains and losses. In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made for the limitation year.

                  (5) If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in
                           Section 11.1(a)(4).

                  (6) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined benefit plan fraction and Defined contribution plan fraction shall not exceed
                           1.0 in any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited so that if the limitations of Code Section 415(e) become applicable, benefits under a defined contribution plan shall have first been provided before benefits under a defined benefit plan are provided.

                           The combined limitation set forth in the preceding paragraph shall not apply to any limitation year beginning after December 31, 1999.

                  (7) In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 13.2(b)), the denominators of the Defined benefit fraction and Defined contribution fraction shall be computed using one hundred percent (100%) of the maximum dollar limitation instead of one hundred and twenty-five percent (125%).

                           The preceding paragraph shall not apply for Plan Years beginning after December 31, 1999.

                  (8) In any year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)) (but not a Super

                           Top-Heavy Plan), the limitations shall be similarly reduced, subject to the special provisions of Section 13.3, which provide for the use of the one hundred and twenty-five percent (125%) limitation subject to the added minimum allocations.

                           The preceding paragraph shall not apply for Plan Years beginning after December 31, 1999.

         (b)      Definitions.

                  (1) Annual additions: The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

                           (A)      Employer contributions;

                           (B)      Elective deferrals;

                           (C)      Employee after-tax contributions, if any;

                           (D)      Forfeitures, if any; and

                           (E) Amounts allocated after March 31, 1984 to an individual medical account, as defined in
                                    Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

                           Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

                           For this purpose, any excess amount applied under
                           Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.


                  (2) Compensation: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and effective for limitation years beginning after December 31, 1997, including also any elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125 of the Code; and effective for limitation years beginning on or after January 1, 2001, Section 132(f) of the Code. Notwithstanding the foregoing, Compensation for purposes of this Section shall exclude the following:


                           (A)      Except as provided in the preceding
                                    paragraph of this Section 11.1(b)(2),
                                    Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                           (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                           (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                           Compensation shall be measured on the basis of compensation paid in the limitation year.

                  (3) Defined benefit fraction: This shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans maintained or previously maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or one hundred and forty percent (140%) of the highest average compensation including any adjustment under Code Section 415(b).

                  (4) Defined contribution fraction: This shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of Service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer.

                           The maximum aggregate amount in any limitation year is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under
                           Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's compensation for such year.

                           If the Employee, as of the end of the first day of the first limitation year beginning after December 31, 1986, was a participant in one (1) or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over
                           1.0 and (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                           The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

                  (5) Defined contribution dollar limitation: Effective January 1, 1995, this shall mean $30,000, as adjusted under Section 415(d) of the Code.

                  (6) Employer: This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

                  (7) Highest average compensation: This means the average compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

                  (8) Limitation year: This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period. The election shall be made by the adoption of a Plan amendment by the Employer. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                  (9) Maximum permissible amount: This shall mean an amount equal to the lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                                       12

                  (10) Projected annual benefit: This is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

                           (A) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

                           (B) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

                    ARTICLE TWELVE--AMENDMENT AND TERMINATION


12.1 AMENDMENT. The Employer, by resolution of its board of directors, (or, to the extent permitted by resolution of such board of directors, by action of a duly authorized officer of the Employer) shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

         (a) make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

         (b) decrease a Participant's account balance or eliminate an optional form of payment (unless permitted by applicable law) with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

         (c) alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

         Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

         If any corrective amendment (within the meaning of Section 1.401(a)(4)-11(g) of the IRS Treasury Regulations) is made after the end of a Plan Year, such amendment shall satisfy the requirements of
         Section 1.401(a)(4)-11(g)(3) and (4) of the IRS Treasury Regulations.



12.2 TERMINATION OF THE PLAN. The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable and the provisions of the preceding paragraph shall apply with respect to such Participants' Accounts.


         In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).


12.3 DISTRIBUTION UPON SALE OR DISPOSITION OF STOCK OR ASSETS. The vested balances of affected Participants (as defined below) may be distributed, in a single lump-sum payment, as soon as administratively practical following:

         (i) the sale or other disposition of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an entity that is not a "related group member" (within the meaning of Section 2.5(b)), provided that the Employer and not the acquirer continues to maintain the Plan after the disposition. In this case, affected Participants shall be those Participants who continue employment with such subsidiary.

         (ii) the sale or other disposition of "substantially all" (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations) of the assets used by the Employer in a trade or business to an unrelated corporation, provided that the Employer and not the acquirer continues to maintain the Plan after the disposition. In this case, affected
                  Participants shall be those Participants who continue employment with the corporation acquiring such assets.

                     ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS


13.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)). The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.


13.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:



          (a) "Key Employee": "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in Section 416(i) of the Code) in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (1/2%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual's compensation exceeds the dollar limitation under
               Section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's income under Code Sections 125, 402(g), 402(h) or 403(b), and effective for limitation years beginning on and after and effective January 1, 2001, Code Section 132(f). The determination period of the Plan is the Plan Year containing the "Determination date" as defined in Section 13.2(c)(4)(D) and the four (4) preceding Plan Years.


                  The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         (b) "Super Top-Heavy Plan": The Plan shall constitute a "Super Top-Heavy Plan" if it meets the test for status as a Top-Heavy Plan, where "90%" is substituted for "60%" at each place in
                  Section 13.2(c).

         (c)      "Top-Heavy Plan":

                  (1) The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

                           (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

                           (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

                           (C) The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

                  (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

                  (3) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

                  (4)      Definition of terms for Top-Heavy status:

                           (A) "Top-heavy ratio" shall mean the following:

                                    (1)     If the Employer maintains one or
                                            more defined contribution plans
                                            (including any simplified employee
                                            pension plan funded with individual
                                            retirement accounts or annuities)
                                            and the Employer has never
                                            maintained any defined benefit plans
                                            which have covered or could cover a
                                            Participant in this Plan, the
                                            top-heavy ratio is a fraction, the
                                            numerator of which is the sum of the
                                            account balances of all Key
                                            Employees as of the determination
                                            date (including any part of any
                                            account balance distributed in the
                                            five (5)-year period ending on the
                                            determination date), and the
                                            denominator of which is the sum of
                                            the account balances (including any
                                            part of any account balance
                                            distributed in the five (5)-year
                                            period ending on the determination
                                            date) of all Participants as of the
                                            determination date. Both the
                                            numerator and the denominator shall
                                            be increased by any contributions
                                            due but unpaid to a defined
                                            contribution pension plan as of the
                                            determination date.

                           (B) "Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                           (C) "Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and
                                    (ii) any other qualified plan of the
                                    Employer which enables a plan described in
                                    (i) to meet the requirements of Section
                                    401(a)(4) or 410 of the Code.

                           (D) "Determination date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

                           (E) "Valuation Date" shall mean the last day of the Plan Year.

                           (F) Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

13.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.


          (a) Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the
               Code) or the largest percentage of Employer contributions, elective deferrals, and forfeitures as a percentage of the Key Employee's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under
               Section 4.2, or the Participant's failure to make elective deferrals under Section 4.1.


         (b) The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (c) Neither elective deferrals nor Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

         (d) For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date, nor during the four (4) preceding Plan Years.

         (e) If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

          (f) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined benefit plans before under any defined contribution plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans of the Employer, the minimum allocation in subparagraph (a) shall be deemed to be five percent (5%) and shall be offset by a Participant's accrued benefit under a defined benefit plan according to the following equivalencies: a one percent (1%) "qualifying benefit accrual" under a defined benefit plan equals a two and one-half percent (2.5%) allocation under a defined contribution plan. To be a "qualifying benefit accrual," the pension under the defined benefit plan must be converted to a pension payable for life based on the average of the five (5) consecutive years of the Participant's highest compensation, payable at that plan's normal retirement date. Accordingly, for a Participant whose "qualifying benefit accrual" equals two percent (2%) multiplied by each year of his participation in the Plan while a Top-Heavy Plan, there shall be no minimum allocation hereunder. (If the "qualifying benefit accrual" is a lesser amount than two percent (2%) for each such year, the minimum allocation under this Plan shall be provided on a pro rata basis, adjusted on the basis of the above equivalencies. Except as provided in subparagraph (g), in no event shall additional minimum allocations be provided for any Participant who has earned a "qualifying benefit accrual" equal to twenty percent (20%) of his final average Compensation computed on the basis of his total taxable remuneration over the five (5) consecutive years in which the Participant's Compensation was the highest.

         (g) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined benefit plans before under defined contribution plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, and if any Participant in the Plan would have his benefits limited due to the application of the special Code limitation rule in
                  Section 11.1 in a year when the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the allocation method of subparagraph (f) above shall apply, except that "3%" shall be substituted for "2%" and "30%" shall be substituted for "20%."

                  The preceding paragraph shall not apply for Plan Years beginning after December 31, 1999.


13.4 VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Service shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

         Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

                   ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS


14.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.


14.2 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.


14.3 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:


         (a) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one
                  (1) year after the date of contribution.

         (b) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.


14.4 BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

         With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution. Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.


14.5 MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.


14.6 INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.


14.7 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.


14.8 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from Service.


14.9 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.


14.10 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.


14.11 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five
         (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions. In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.



14.13 DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

                  ARTICLE FIFTEEN--MULTIPLE EMPLOYER PROVISIONS



15.1 ADOPTION OF THE PLAN. With the consent of the board of directors of Ionics, Incorporated, this Plan may be adopted by any other corporation or entity that is not a member of the Employer's "related group" (as defined in Section 2.5 for its employees, which adopting employer shall be known as a "Participating Employer." All assets may either be held within the Trust Fund, or each Participating Employer may maintain a separate trust fund attributable to its portion of Plan assets. Separate accounting shall be maintained for the Accounts of Employees of each adopting Participating Employer.



15.2 SERVICE. For purposes of vesting, eligibility to participate in the Plan, and determining eligibility for allocation of Participating Employer contributions, an Employee shall be credited with all of his Hours of Service with any Participating Employer which has adopted the Plan after the effective date of that adoption. Pre-adoption service shall be credited in accordance with the rules in Article Two for such periods of time during which the Employer and Participating Employer were part of the same controlled group of corporations, trades or businesses under common control or affiliated service group. These rules may be modified by an instrument of adoption.


15.3 PLAN CONTRIBUTIONS. All contributions made by a Participating Employer, as provided for in this Plan and unless modified by an instrument of adoption, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan, unless modified by an instrument of adoption.


15.4 TRANSFERRING EMPLOYEES. The Administrator shall adopt equitable procedures whereby contributions and forfeitures are equitably allocated in the case of Employees transferring from the employment of one Participating Employer to another Participating Employer. Similarly, rules shall be adopted whereby Account records may be transferred from the records of one Participating Employer to another Participating Employer.



15.5 DELEGATION OF AUTHORITY. Each Participating Employer shall be deemed to have appointed Ionics, Incorporated as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and investment of the assets of the Plan.



15.6 TERMINATION. Any termination of the Plan or discontinuance of contributions by any one Participating Employer shall operate with regard only to the Participants employed by that Participating

         Employer. All Employees affected thereby shall have a one hundred percent (100%) nonforfeitable interest in their Accounts.

         In the event any Participating Employer terminates its participation in this Plan, or in the event that any such Participating Employer shall cease to exist through sale, reorganization or bankruptcy, the Trust fund shall be allocated by the Trustee, in accordance with the direction of the Administrator, into separate Trust funds. The amount to be allocated to the Trust of the terminating Participating Employer shall be equal to the value of the Account balances of its Participants as of the most recent date as of which Plan assets were valued under Article Five, unless a special valuation is agreed to by the Administrator and the terminating Participating Employer.




                   ------------------------------------------





IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 18th day of November, 2002.


                                IONICS, INCORPORATED




                                By:  /s/Arthur L. Goldstein
                                     ---------------------------
                                     Authorized Officer, Arthur L. Goldstein
                                                         Chairman and
                                                         Chief Executive officer

                             FIRST AMENDMENT to THE

                    IONICS SECTION 401(k) STOCK SAVINGS PLAN

This amendment to the Ionics Section 401(k) Stock Savings Plan (the "Plan") is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

1. Section 1.6 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

         The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.


2. Section 4.1(c) of the Plan shall be amended to read in its entirety as follows:

         (c) Limitation on Deferrals. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.1(e) of this amendment and Section 414(v) of the Code, if applicable.


3. Section 4.1 of the Plan shall be amended by adding the following subsection
(e):

          (e) Catch-up Contributions. All Employees who are eligible to make elective deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Any intended catch-up contribution will not be subject to an Employer match.

4. Article Seven of the Plan shall be further amended by adding the following
   Section 7.12:

         7.12     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS.

                  1. Effective Date. This Section shall apply to distributions made after December 31, 2001.

                    2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in
                         Section 7.11 of the Plan, an eligible retirement plan shall also mean an annuity contract described in
                         Section  403(b) of the Code and an eligible  plan under
                         Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                  3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section
                           7.11 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                    4. Modification of definition of eligible rollover distribution to include after-tax Employee contributions. For purposes of the direct rollover provisions in Section 7.11 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


5. Section 8.1 of the Plan shall be amended by adding the following paragraph to the conclusion of such Section:

         Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.


6. Section 10.4 of the Plan shall be amended by adding the following paragraph at the end of such Section:

         The multiple use test described above and in Treasury Regulation
         Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

7. Section 11.1(b)(5) of the Plan shall be amended to read in its entirety as follows:

          (5) Defined contribution dollar limitation. Effective January 1, 2002, this shall mean $40,000, as adjusted under Section 415(d) of the Code.


8. Section 11.1(b)(9) shall be amended to read in its entirety as follows:

         (9) Maximum permissible amount. Except to the extent permitted under Section 4.1(e) of this Amendment and Section 414(v) of the Code, if applicable, this shall mean an amount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant's compensation for any limitation year after December 31, 2001. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                                       12


9. Article Twelve of the Plan shall be amended by adding the following Section 12.4:

         12.4     DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT.

                  1. Effective Date. This Section shall apply for distributions and severances from employment occurring after December 31, 2001.

                  2. New Distributable Event. A Participant's vested Account shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed.


10. Article Thirteen of the Plan shall be amended by adding the following
Section 13.5:

         13.5     MODIFICATION OF TOP-HEAVY RULES.

                  1. Effective Date. This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of
                           Section 416(c) of the Code for such years. This Section amends Section 13.2 and Section 13.3 of the Plan.

                  2.       Determination of Top-Heavy Status.

                           2.1 "Key Employee": Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     2.2 Determination of Present Values and Amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

          2.2.1Distribution During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under
               Section 416(g)(2) of the Code during the one (1)-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a "five (5)-year period" for "one (1)-year period."

          2.2.2Employees  Not  Performing  Services  During  Year  Ending on the
               Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1)-year period ending on the determination date shall not be taken into account.

3.   Minimum Benefits.

     3.1 Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

11. Article Thirteen of the Plan shall be further amended by adding the following Section 13.6:

         13.6     MODIFICATION OF TOP-HEAVY RULES. The top-heavy requirements of
                  Section 416 of the Code and this Article Thirteen shall not apply in any Plan Year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.


IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 18th day of November, 2002.

                                IONICS, INCORPORATED



                                By: /s/Arthur L. Goldstein
                                    --------------------------
                                    Arthur L. Goldstein
                                    Chairman and Chief Executive Officer

                             SECOND AMENDMENT TO THE
                    IONICS SECTION 401(k) STOCK SAVINGS PLAN



         WHEREAS, Ionics, Incorporated (the "Employer") has heretofore adopted and restated in 2002 the Ionics Section 401(k) Stock Savings Plan (the "Plan"); and

         WHEREAS, the Employer reserved the right to amend the Plan, and has previously done so; and

         WHEREAS, the Employer desires further to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2003, as follows:

                                                         * * * * *

1. The first sentence of Section 4.2 of the Plan shall be amended to read as follows:

                           For each Plan Year, the Employer may contribute to
                  the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage of the elective deferrals made by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in the Plan Year shall not exceed three percent (3%) of the Participant's Compensation for the period during which elective deferrals are made by the Participant; and provided, further, that no Employer matching contribution shall be made with respect to elective deferrals which the Participant has directed the Trustee to invest in a medium other than Employer Stock; and provided, further, that no Employer matching contribution shall be made with respect to elective deferrals of a Participant for a period of twenty-four (24) months commencing on the date any amount of Employer Stock held in such Participant's Account is distributed, sold or otherwise liquidated.

                                                     * * * * *

2. Section 5.1(b) shall be amended to read as follows:

                           (b) Participant Direction of Investments. Subject to
                  the provisions of Section 7.9, in the event Participants' Accounts or any portion thereof are subject to their investment direction, each Participant (including, for this purpose, any former Employee, Beneficiary, or "alternate payee" (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account in accordance with procedures established by the Administrator. Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator; provided, however, that any change (including any acquisition or disposition) involving Employer Stock, other than with respect to future contributions, shall be effective only as of the February 28 (or February 29), May 31, August 31 or November 30 coincident with or next following such Participant's direction (or, if later, the date on which such change can be affected in a manner consistent with applicable federal securities laws). If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant's investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants' Accounts to designated funds or an interest bearing account until such change has been completed.

                                                         * * * * *

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed on this 23rd day of December, 2002.

                                IONICS, INCORPORATED



[Corporate Seal]                By:  /s/Arthur L. Goldstein
                                   ---------------------------------------------
                                   Name:  Arthur L. Goldstein
                                   Title: Chairman and Chief Executive officer